BAILLIE GIFFORD INTERNATIONAL GROWTH FUND
SHAREHOLDER VOTING SUMMARY
November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the Proxy Statement, were approved.
The following is a report of the votes cast:


Proposal No. 1
Election of the Eleven Nominees for Director:

NOMINEE
DIRECTORS                                           FOR             WITHHELD        TOTAL
Kathleen C. Cuocolo                                   30,847,516.220     773,746.264  31,621,262.484
Frank J. Fabozzi                                      30,851,553.786     769,708.698  31,621,262.484
Arthur V. Ferrara                                     30,732,392.046     888,870.438  31,621,262.484
Leo R. Futia                                          30,678,246.710     943,015.774  31,621,262.484
William N. Goetzmann                                  30,874,898.705     746,363.779  31,621,262.484
Anne M. Goggin                                        30,864,750.610     756,511.874  31,621,262.484
William W. Hewitt                                     30,726,813.139     894,449.345  31,621,262.484
Sidney I. Lirtzman                                    30,711,843.663     909,418.821  31,621,262.484
Dennis H. Manning                                     30,859,457.371     761,805.113  31,621,262.484
Steven J. Paggioli                                    30,784,370.280     836,892.204  31,621,262.484
Robert G. Smith                                       30,718,682.217     902,580.267  31,621,262.484

Proposal No. 2
Approving an amendment to, or the elimination of, the applicable Fund's fundamental investment restriction, as described in the Proxy Statement, with respect to the following:

SUB-PROPOSALS                                       FOR             AGAINST         ABSTAIN         TOTAL
2(a) Diversification of investments;                  10,048,232.016     514,612.105     661,513.790 11,224,357.911
2(b) Borrowing;                                       10,011,467.297     551,376.824     661,513.790 11,224,357.911
2(c) Issuing senior securities;                       10,042,569.961     520,274.160     661,513.790 11,224,357.911
2(d) Concentration of investments in the
 same industry;                                       10,026,639.802     536,204.319     661,513.790 11,224,357.911
2(e) Investments in real estate                       10,027,917.019     534,927.102     661,513.790 11,224,357.911
2(f ) Investments in commodities                      10,012,766.787     550,077.334     661,513.790 11,224,357.911
2(g) Underwriting the securities
of other issuers;                                     10,029,546.743     533,297.378     661,513.790 11,224,357.911
2(h) Making loans;                                    10,009,635.993     553,208.128     661,513.790 11,224,357.911
2(i ) Investments in securities that are
not readily marketable;                               10,002,176.469     560,667.652     661,513.790 11,224,357.911
2(j ) Investments for the purpose of exercising
control or management;                                10,041,773.630     521,070.491     661,513.790 11,224,357.911
2(k) Investments in other investment companies;       10,059,689.003     503,155.118     661,513.790 11,224,357.911
2(l ) Purchasing securities on margin, selling securities
short, or participating on a joint or joint and several
 basis in a securities trading account;               10,012,104.990     550,739.131     661,513.790 11,224,357.911
2(m) Pledging, mortgaging or hypothecating
 its assets;                                          10,015,897.247     546,946.874     661,513.790 11,224,357.911
2(n) Investments in issuers in which management of a
Fund or its investment adviser owns securities;       10,037,211.605     525,632.516     661,513.790 11,224,357.911
2(p) Investments in oil, gas or mineral programs;     10,056,017.622     506,826.499     661,513.790 11,224,357.911
2(q) Investments in put options, call options
or combinations thereof;                              10,016,378.319     546,465.802     661,513.790 11,224,357.911
2(r ) Investments in warrants;                        10,040,417.699     522,426.422     661,513.790 11,224,357.911

BAILLIE GIFFORD EMERGING MARKETS FUND
SHAREHOLDER VOTING SUMMARY
November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the
Proxy Statement, were approved.
The following is a report of the votes cast:

Proposal No. 1
Election of the Eleven Nominees for Director:

NOMINEE
DIRECTORS                                           FOR             WITHHELD        TOTAL
Kathleen C. Cuocolo                                   30,847,516.220     773,746.264  31,621,262.484
Frank J. Fabozzi                                      30,851,553.786     769,708.698  31,621,262.484
Arthur V. Ferrara                                     30,732,392.046     888,870.438  31,621,262.484
Leo R. Futia                                          30,678,246.710     943,015.774  31,621,262.484
William N. Goetzmann                                  30,874,898.705     746,363.779  31,621,262.484
Anne M. Goggin                                        30,864,750.610     756,511.874  31,621,262.484
William W. Hewitt                                     30,726,813.139     894,449.345  31,621,262.484
Sidney I. Lirtzman                                    30,711,843.663     909,418.821  31,621,262.484
Dennis H. Manning                                     30,859,457.371     761,805.113  31,621,262.484
Steven J. Paggioli                                    30,784,370.280     836,892.204  31,621,262.484
Robert G. Smith                                       30,718,682.217     902,580.267  31,621,262.484



Proposal No. 2
Approving an amendment to, or the elimination of, the applicable Fund's fundamental investment restriction, as described in the Proxy Statement, with respect to the following:

SUB-PROPOSALS                                       FOR             AGAINST         ABSTAIN         TOTAL
2(a) Diversification of investments;                   4,305,169.101     334,158.505     311,896.961   4,951,224.567
2(b) Borrowing;                                        4,298,455.457     340,872.149     311,896.961   4,951,224.567
2(c) Issuing senior securities;                        4,305,855.147     333,472.459     311,896.961   4,951,224.567
2(d) Concentration of investments in the
same industry;                                         4,305,855.147     333,472.459     311,896.961   4,951,224.567
2(e) Investments in real estate                        4,302,646.986     336,680.620     311,896.961   4,951,224.567
2(f ) Investments in commodities                       4,302,958.746     336,368.860     311,896.961   4,951,224.567
2(g) Underwriting the securities
of other issuers;                                      4,304,289.443     335,038.163     311,896.961   4,951,224.567
2(h) Making loans;                                     4,302,326.165     337,001.441     311,896.961   4,951,224.567
2(m) Pledging, mortgaging or
hypothecating its assets;                              4,300,766.518     338,561.088     311,896.961   4,951,224.567


THE GUARDIAN SMALL CAP STOCK FUND
SHAREHOLDER VOTING SUMMARY
November 15, 2005

On November 15, 2005, a Special Shareholder Meeting of the Fund was held at which the eleven Directors, identified below, were elected (Proposal No. 1) and the sub-proposals in Proposal No. 2, as described in the Proxy Statement, were approved.
The following is a report of the votes cast:


Proposal No. 1
Election of the Eleven Nominees for Director:

NOMINEE
DIRECTORS                                           FOR             WITHHELD        TOTAL
Kathleen C. Cuocolo                                   30,847,516.220     773,746.264  31,621,262.484
Frank J. Fabozzi                                      30,851,553.786     769,708.698  31,621,262.484
Arthur V. Ferrara                                     30,732,392.046     888,870.438  31,621,262.484
Leo R. Futia                                          30,678,246.710     943,015.774  31,621,262.484
William N. Goetzmann                                  30,874,898.705     746,363.779  31,621,262.484
Anne M. Goggin                                        30,864,750.610     756,511.874  31,621,262.484
William W. Hewitt                                     30,726,813.139     894,449.345  31,621,262.484
Sidney I. Lirtzman                                    30,711,843.663     909,418.821  31,621,262.484
Dennis H. Manning                                     30,859,457.371     761,805.113  31,621,262.484
Steven J. Paggioli                                    30,784,370.280     836,892.204  31,621,262.484
Robert G. Smith                                       30,718,682.217     902,580.267  31,621,262.484

Proposal No. 2
Approving an amendment to, or the elimination of, the applicable Fund's fundamental investment restriction, as described In the Proxy Statement, with respect to the following:

SUB-PROPOSALS                                       FOR             AGAINST         ABSTAIN         TOTAL
2(a) Diversification of investments;                  14,639,674.286     464,018.378     341,987.342  15,445,680.006
2(b) Borrowing;                                       14,630,364.016     473,328.648     341,987.342  15,445,680.006
2(c) Issuing senior securities;                       14,639,985.641     463,707.023     341,987.342  15,445,680.006
2(d) Concentration of investments in the
same industry;                                        14,642,319.246     461,373.418     341,987.342  15,445,680.006
2(e) Investments in real estate                       14,633,360.118     470,332.546     341,987.342  15,445,680.006
2(f ) Investments in commodities                      14,621,162.258     482,530.406     341,987.342  15,445,680.006
2(h) Making loans;                                    14,630,363.818     473,328.846     341,987.342  15,445,680.006
2(m) Pledging, mortgaging or
hypothecating its assets;                             14,622,579.979     481,112.685     341,987.342  15,445,680.006
2(q) Investments in put options, call options
or combinations thereof;                              14,629,314.398     474,378.266     341,987.342  15,445,680.006